                                                                EXHIBIT 99(B)(2)


                                                                        DRAFT
                                                                    CONFIDENTIAL




                    REVIEW OF PROPOSED TRANSACTION (REVISED)

                                  PREPARED FOR
                           JRM INDEPENDENT COMMITTEE



                               SIMMONS & COMPANY
                                 INTERNATIONAL


                                  MAY 6, 1999


Effective Premiums
-----------------------------------------------------------------------------------------------------------------------------------

  .  Proposed transaction value of $35.62, per share, in cash was analyzed.

                                                                                                JRM Value       Premium
                                                                                                ---------       -------
      Relative To JRM Close On May 4, 1999
      ------------------------------------
      Nominal Premium                                                                            $ 31.63          12.6%
      No Premium On Excess Cash/1/                                                                                21.4

      Relative To Estimated JRM Price If No Transaction
      -------------------------------------------------
      Nominal Premium                                                                            $ 29.89          19.2%
      No Premium On Excess Cash/1/                                                                                33.8

      Relative To 20-Day Trading Average Through March 9, 1999
      --------------------------------------------------------
      Nominal Premium                                                                            $ 22.43          58.8%
      No Premium On Excess Cash/1/                                                                               139.1




      ________________________________
      /1/  Excess cash is $12.95 per JRM share.


Analysis Of JRM Value At May 6, 1999
-----------------------------------------------------------------------------------------------------------------------------------
(Amounts in dollars)

                                                                              Prior To Announcement Date
                                                               ---------------------------------------------------
                                                                 One-Day         20-Day Trading    3-Month Trading
                                                                 Prior/1/          Average/2/         Average/2/
                                                                -----------      --------------    ---------------
Percent Change To Current
-------------------------
OSX                                                                   39.5%              51.2%              47.0%
Offshore Construction Comparables                                     55.7               68.2               61.6
Oil Service Comparables                                               46.7               57.8               52.5
                                                                   -------            -------            -------
 Average                                                              47.3%              59.1%              53.7%
                                                                   =======            =======            =======
JRM Share Price                                                    $ 24.38            $ 22.43            $ 24.26
Less:  Excess Cash                                                  (12.95)            (12.95)            (12.95)
                                                                   -------            -------            -------
 Net Share Price                                                     11.43               9.48              11.31
Net Share Price Adjusted For Industry Recovery                       16.83              15.09              17.38
Plus:  Excess Cash                                                   12.95              12.95              12.95
                                                                   -------            -------            -------
 Estimated JRM Share Price If No Transaction                       $ 29.78            $ 28.04            $ 30.33
                                                                   =======            =======            =======
 Estimated MII Share Price If No Transaction                       $ 28.83            $ 27.72            $ 29.48
                                                                   =======            =======            =======


--------------------------------------------------------------------------
          Suggested JRM Value Adjusted For Recovery/3/        $29.38
                                                              ======
          Suggested MII Value Adjusted For Recovery/4/        $28.68
                                                              ======
--------------------------------------------------------------------------


________________________
1  March 9, 1999
2  Period ending March 9, 1999.
3  Closing price on May 6, 1999 was $30.50.
4  Closing price on May 6, 1999 was $27.94.


Comparable Minority Squeeze Out Premium Analysis - Cash Transactions/1/
------------------------------------------------------------------------------------------------------------------------------------

(Dollar amounts in millions, except per share)


                                                                                               Premium:  Closing Valuation Relative
                                                                                                  To Pre-Announcement Share Prices
                                                                                               ------------------------------------
                                                                                                                            Four
                                                                  Date     Transaction  Percent   One-Day     One-Week      Weeks
        Acquiror                          Subsidiary            Announced     Value    Acquired    Prior       Prior        Prior
--------------------------------   --------------------------  ----------   ---------  ---------  -------    --------     ---------
GTE Corp.                          Contel Cellular, Inc.         9/08/94       254.3     10.0      43.7         37.8       36.0
Pacificorp                         Pacific Telecom              11/02/94       159.0     13.4      23.7         23.7       23.7
Fleet Financial Group              Fleet Mortgage Group         12/28/94       188.1     19.0      19.4         18.5       18.5
Club Mediterrenee SA               Club Med Inc.                 4/05/94       153.4     33.0      41.4         39.9       44.6
COBE Laboratories SA (Gambro AB)   REN Corp-USA                  7/14/95       182.1     47.0      27.0         20.3       26.0
Novartis AG                        SyStemix Inc.                 5/27/96       107.6     26.8      25.6         23.1       25.3
Zurich Versicherungs GmbH          Zurich Reinsurance Centre     1/13/97       319.0     34.0      17.1         18.5       11.6
Mafco Holdings Inc.                Mafco Consolidated Group      1/21/97       116.8     15.0      23.5         23.5       27.6
Monsanto, Inc.                     Calgene Inc.                  1/28/97       242.6     43.7      62.0         60.0       60.0
Anthem, Inc.                       Acordia, Inc.                 6/02/97       193.2     33.2      12.7         11.5       26.0
Investor Group                     BET Holdings, Inc.            3/17/98       462.3     N/A       53.7         58.5       58.2
Dow AgroSciences (Dow Chemical)    Mycogen Corp.                 4/30/98       355.2     N/A       41.8         40.0       52.4
Usinor SA                          J&L Specialty Steel, Inc.     9/23/98       115.0     46.5     100.0        112.5       37.8
----------------------------------------------------------------------------------------------------------------------------------
 Mean/2/                                                                      $223.0     28.6%     32.6%        31.3%      32.3%
 Median                                                                        190.7     29.9      26.3         23.6       26.8
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
$35.62 Proposed Transaction/3/
------------------------------
Recent JRM Share Prices                                                       $520.3     37.2%     29.2%/4/     22.2%/5/   41.8%/6/
Adjusted JRM Prices Reflecting No Transaction                                                      34.7         64.9       27.0
----------------------------------------------------------------------------------------------------------------------------------


Source:  Securities Data Corporation.
_____________________________
1  Cash transactions in the $100 million to $1 billion range since
   January 1, 1994.
2  Excluding high and low.
3  Premiums assume no premium on excess cash.
4  Relative to May 6, 1999 close $30.50.
5  Relative to April 29, 1999 close $31.50.
6  Relative to April 8, 1999 close $28.94.


Transaction Multiples
--------------------------------------------------------------------------------


 .  At proposed transaction price of $35.62:

                                                                           EPS                            P/E Ratio
                                                                -------------------------         -----------------------
                                                                 FY2000           FY2001           FY2000         FY2001
                                                                --------         --------         --------      ---------
    Nominal P/E Ratio                                            $  1.10          $  1.82            32.4x          19.6x
    P/E Ratio On JRM Business                                                                        39.7x          17.6x


                                                                          EBDIT                        EBDIT Multiple
                                                                -------------------------         -----------------------
                                                                 FY2000           FY2001           FY2000         FY2001
                                                                --------         --------         --------      ---------
Nominal EBDIT Multiple                                           $  82.8          $ 107.3            16.9x          13.1x
EBDIT Multiple On JRM Business                                                                       10.8x           8.3x


Comparison Of Multiples/1/
------------------------------------------------------------------------------
                                           EBDIT Multiples     P/E Ratios
                                           (Calendar Years) (Calendar Years)
                                          -----------------  ---------------
                                            1999     2000     1999     2000
                                          -------   -------  ------- -------
JRM Comparables
---------------
Aker Maritime                               7.2x     6.9x    12.9x    12.1x
Coflexip                                    6.0x     5.6x    16.7x    14.8x
Cooper Cameron                             12.5x    11.0x    34.7x    26.9x
Dril-Quip                                  18.3x    14.4x    34.9x    26.2x
DSND                                        6.3x     6.5x     9.4x     9.8x
IHC Caland                                  7.3x     6.8x    16.9x    14.8x
Global Industries                          13.6x    10.1x    45.3x    23.1x
Oceaneering                                 6.4x     6.3x    14.4x    13.9x
Saipem                                      4.3x     4.1x    14.8x    13.1x
Stolt Comex                                 6.9x     6.1x    16.0x    12.8x
                                           ------   ------   ------   ------
     Average                                8.9x     7.8x    21.6x    16.7x
                                           ======   ======   ======   ======
MII Comparables
---------------
Babcock Intl. Group                         N/A      N/A     10.9x     9.7x
Jacobs Engineering                          4.1x     7.3x    16.0x    13.8x
Fluor                                       4.3x     4.6x    14.0x    16.1x
Litton Industries                           7.8x     7.3x    15.3x    13.7x
Foster Wheeler                              5.7x     6.5x    10.1x    16.4x
                                           ------   ------   ------   ------
     Average                                5.5x     6.4x    13.2x    13.9x
                                           ======   ======   ======   ======
-------------------------
1 As of May 6, 1999.

JRM Historical Stock Price
-------------------------------------------------------------------------------



                             [GRAPH APPEARS HERE]

Premiums And Accretion/(Dilution) In All-Cash Transaction
--------------------------------------------------------------------------------
(Amounts in dollars)

                                                            Cash Offer
                                                               Value
                                                               $35.62
        MII EPS Accretion/(Dilution)                        ----------
        ----------------------------
          2000                                               $  (0.52)
          Percent                                               (28.5%)

          2001                                               $  (0.34)
          Percent                                               (13.3%)

          Excess Cash (Post Transaction)                           --